Sales Contract of Battery

Supplier : Changsheng Chisen Electric Co., Ltd. (Party A)

Buyer : Hu Qinzhong, Yancheng Office (Party B)

Contract No.:2007-11-10
Time of signing: November 10th, 2007

The parties have agreed and entered into this contract after friendly consultations in accordance with the Contract Law of the Peoples Republic of China and related regulations.

Article 1 Validity Period of the Contract: From November 10th, 2007 to December 31st, 2008

Article 2 Purchase of Product
The Buyer shall deliver the purchase order in writing to the Supplier describing the product name, specification, quantity, packaging, and delivery time. The purchase order shall only be valid after being sealed or signed and can be delivered in facsimile or correspondence. The Supplier shall deliver the goods within 7 days after it receives and confirms the order. The annexes to this Contract include the purchase order and the delivery bill with the signature of the buyer.

Article 3 Delivery
The Supplier shall be responsible for the delivery, with the transportation expense included in the price.

Article 4 Quality Requirement
The quality of the products provided by the Supplier shall meet the requirement of industrial standard JB/T10262-2001.

Article 5 Inspection Method
The Buyer shall inspect the products in accordance with the industrial standard and the purchase order on the date of receipt, and sign and seal on the delivery bill.

Article 6 Payment
1. Delivery against payment
2. The Buyer shall transfer the payment to the designated account of the Supplier and cannot transfer to other account or make the payment in cash without consent from the Supplier. Payment in cash under special circumstance shall be made with the Supplier’s authorization; otherwise, the Buyer shall bear the liability.

Article 7 Regional Sales Target
1.	Sales domain: Yancheng

2.	Sales target for the first three months

Month	November	December	January
Sale	800,000	1000,000	1200,000

3.
The trial period is the first three months after the Contract is conducted. Where Party B can not complete the targets for the first three months or the minimal sales volume, Party A is entitled to cancel Party B’s right of general dealer.

4.	Half year after the Contract is conducted, Party A is entitled to make adjustment to the sales volume in accordance with the market and discuss new sales target with Party B.
5.	Others
a If Party B completes the month target, Party A shall provide to Party B 2.5% commission for advertising expense each month
b If the Party B’s payment to Party A exceeds 1 million yuan, Party A shall offer Party B 5000 yuan as labor fee.

Article 8 After-sales Service
Service and test standards are provided in Party A’s Quality & Technology Agreement. Under the principle of proximity, local office of Party A is responsible for the after-sales service of the products distributed by Party B (battery test, judgment, change or return) and the training for Party B’s maintenance staff. Both parties shall build together the brand image of Chisen battery.

Article 9 Breach Liability
The Party in breach shall be liable for the breach in accordance with the Contract Law.

Article 10 Settlement of Dispute
1.
Any dispute arising during the execution of this Contract shall be settled through negotiation. If no settlement is reached, the dispute shall be submitted to People’s Court where the Supplier locates.

2.	This Contract comes into effect after being signed /sealed by both parties. During the execution of this Contract, neither party may change or cancel this Contract.
3.	Any other matters unspecified in this Contract could be solved by signing a supplementary agreement. The supplementary agreement and this contract are equally valid

Article 11 Others
1.	The batteries that Party A sells to Party B are goods with strict guarantee period and shall be assembled and sold timely
2.	Party B ensures that it sells the Products provided by Party A at price not lower than the manufacturer's price within its domain.
3.
This Contract shall enter into effect after being signed /sealed by both parties. During the execution of this Contract, neither party may change the term of the Contract. The Contract is made in duplicate, with each party holding one.

4.	The price of this Contract may be adjusted with the market. Variation and shall be set after confirmed by both Parties.

5.	The product manual shall be provided to users. Installation, use or maintenance shall strictly comply with the product manual.
6.	Any unsettled case shall be solved through negotiation..

Party A: Changxing Chisen Electric Co., Ltd.(seal)
/s/ Authorized Representative

Party B: Hu Qinzhong     /s/ Authorized Representative
November 10th, 2007